SUB-ADVISORY AGREEMENT

                     TOUCHSTONE EMERGING MARKETS EQUITY FUND
                          TOUCHSTONE FUNDS GROUP TRUST

This SUB-ADVISORY AGREEMENT is made as of October 1, 2009, by and between TOUCHSTONE ADVISORS, INC., an Ohio corporation ("Advisor"), and AGF INVESTMENTS AMERICA INC., an Ontario corporation ("Sub-Advisor").

      WHEREAS, the Advisor is an investment adviser registered under the Investment Advisers Act of 1940, as amended ("Advisers Act"), and has been retained by Touchstone Funds Group Trust ("Trust"), a Delaware business trust organized pursuant to an Agreement and Declaration of Trust dated October 25, 1993 (as amended) and registered as an open-end diversified management investment company under the Investment Company Act of 1940 ("1940 Act"), to provide investment advisory services with respect to certain assets of the Touchstone Emerging Markets Equity Fund ( "Fund"); and

      WHEREAS, the Sub-Advisor also is an investment adviser registered under the Advisers Act; and

      WHEREAS, the Advisor desires to retain the Sub-Advisor to furnish it with portfolio management services in connection with the Advisor's investment advisory activities, duties and responsibilities on behalf of the Fund, and the Sub-Advisor is willing to furnish such services to the Advisor in connection with its activities, duties and responsibilities on behalf of the Fund;

      NOW THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed as follows:

      1. EMPLOYMENT OF THE SUB-ADVISOR.

            a. In accordance with and subject to the Investment Advisory Agreement between the Trust and the Advisor, attached hereto as Exhibit A ("Advisory Agreement"), the Advisor hereby appoints the Sub-Advisor and delegates to the Sub-Advisor full authority and discretion to manage the investment and reinvestment of that portion of the assets of the Fund allocated to the Sub-Advisor by the Advisor ("Fund Assets"), in conformity with the Fund's currently effective Registration Statement, including its prospectus and Statement of Additional Information ("Registration Statement") and subject to the control and direction of the Advisor and the Trust's Board of Trustees ("Board"), for the period and on the terms hereinafter set forth. The Advisor shall furnish to the Sub-Advisor the currently effective Registration Statement and such other information with regard to the affairs of the Fund that the Sub-Advisor may reasonably request. The Advisor shall provide the Sub-Advisor with prompt notice of any changes to the Registration Statement. For avoidance of doubt, the Sub-Advisor will not be deemed to have knowledge of any changes to the Registration Statement until the Sub-Advisor received actual notice of the changes to the Registration Statement.

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            b. The Sub-Advisor hereby accepts such employment as a sub-adviser to the Fund and agrees during such period to render the services and to perform the duties called for by this Agreement for the compensation herein provided. The Sub-Advisor shall at all times maintain its registration as an investment advisor under the Advisers Act and shall otherwise comply, in all material respects, with all applicable laws and regulations, both state and federal, in connection with its duties and responsibilities under this Agreement. The Sub-Advisor shall for all purposes herein be deemed an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust or the Fund.

      2. DUTIES OF THE SUB-ADVISOR. The Sub-Advisor will provide the following services and undertake the following duties:

            a. The Sub-Advisor will manage the investment and reinvestment of the Fund Assets, subject to and in accordance with the investment objectives, policies and restrictions of the Fund and in conformity with the Fund's currently effective Registration Statement, including the Fund's investment objective, principal investment strategies, policies and restrictions as set forth in the Registration Statement (as it may be amended or supplemented), and any written directions that the Advisor or the Trust's Board may give, from time to time, with respect to the management of the Fund Assets. In furtherance of the foregoing, the Sub-Advisor will make all determinations with respect to the investment of the Fund Assets, including placement of orders for the purchase, sale and/or exchange of portfolio securities and other permissible investments for the Fund Assets, and shall take such steps as may be necessary or advisable to implement same. In this regard, in order to implement the Sub-Advisor's investment program for the Fund (in accordance with the Fund's currently effective Registration Statement), the Sub-Advisor may enter into the contracts for or in connection with investments for the Fund and set up accounts with broker-dealers and others to enter into and execute trades for the Fund as reasonably required to effectuate the foregoing.

            b. In connection with these duties, the Sub-Advisor shall determine the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the portfolio securities in the Fund Assets will be exercised.

            c. The Sub-Advisor will render regular reports to the Trust's Board and to the Advisor (or such other adviser or advisers as the Advisor shall engage to assist it in the evaluation of the performance and activities of the Sub-Advisor). Such reports shall be made in such form and manner and with respect to such matters regarding the Fund Assets and the Sub-Advisor as the Trust or the Advisor shall from time to time request. However, that in the absence of extraordinary circumstances, the individual primarily responsible for management of the Fund Assets for the Sub-Advisor will not be required to attend in person more than one meeting per year with the Board of the Trust.


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

            d. The Sub-Advisor shall immediately notify the Advisor if the Sub-Advisor determines that the value of any security held by the Fund may not reflect fair value. The Sub-Advisor agrees to provide any pricing information of which the Sub-Advisor is aware to the Advisor and/or any Fund pricing agent to assist in the determination of the fair value of any Fund holdings for which market quotations are not readily available or as otherwise required in accordance with the 1940 Act or the Fund's valuation procedures for the purpose of calculating the Fund's net asset value in accordance with procedures and methods established by the Board.

            e. Regulatory Compliance.

                  (i) The Sub-Advisor agrees to comply with the requirements of the 1940 Act, the Advisers Act, the 1933 Act, the Securities Exchange Act of 1934, as amended ("1934 Act"), the Commodity Exchange Act and the respective rules and regulations thereunder, as applicable in performance of its duties and responsibilities under this Agreement, as well as with all other applicable federal and state laws, rules, regulations and case law that directly relate to the duties and responsibilities of the Sub-Advisor as described in this Agreement and to the conduct of its business as a registered investment adviser. In selecting the Fund's portfolio securities and performing the Sub-Adviser's obligations hereunder, the Sub-Advisor shall, at all times, seek to cause the Fund Assets to comply with the diversification and source of income requirements of Subchapter M of the Internal Revenue Code of 1986, as amended ("Code"), for qualification as a regulated investment company. The Sub-Advisor shall maintain compliance procedures that it reasonably believes are adequate to assure compliance with the diversification and source of income requirements of Subchapter M of the Code. No supervisory activity undertaken by the Advisor shall limit the Sub-Advisor's full responsibility for any of the foregoing.

                  (ii) The Sub-Advisor has adopted a written code of ethics that it reasonably believes complies with the requirements of Rule 17j-1 under the 1940 Act, which it will provide to the Advisor and the Fund. The Sub-Advisor shall ensure that its Access Persons (as defined in the Sub-Advisor's Code of Ethics) comply in all material respects with the Sub-Advisor's Code of Ethics, as in effect from time to time. Upon request, the Sub-Advisor shall provide the Fund with (i) a copy of the Sub-Advisor's current Code of Ethics, as in effect from time to time, and
      (ii) a certification that it has adopted procedures reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by the Sub-Advisor's Code of Ethics. No less frequently than annually, the Sub-Advisor shall furnish a written report, which complies with the requirements of Rule 17j-1, concerning the Sub-Advisor's Code of Ethics to the Fund and the Advisor. The Sub-Advisor shall respond to written requests for information from the Advisor as to violations of the Code by Access Persons and the sanctions imposed by the Sub-Advisor. The Sub-Advisor shall promptly notify the Trust's Chief Compliance Officer ("CCO") and the Advisor of any material violation of the Code, whether or not such violation relates to a security held by any Fund.


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

                  (iii) The Sub-Advisor shall notify the Trust's CCO and Advisor immediately upon detection of (i) any material failure to manage the Fund Assets in accordance with its investment objectives, principal investment strategies, policies and restrictions as set forth in the Registration Statement or in compliance any applicable law; or (ii) any material breach of any of the Fund's or the Adviser's policies, guidelines or procedures.

                  (iv) In addition, the Sub-Advisor shall provide a quarterly report regarding compliance of the Fund Assets with its investment objectives, principal investment strategies, policies and restrictions as set forth in the Registration Statement and compliance with applicable law, including, but not limited to the 1940 Act, the Code, and the Fund's and the Advisor's written policies, guidelines or procedures as applicable to the Sub-Advisor's obligations under this Agreement. The Sub-Advisor acknowledges and agrees that the Advisor may, in its discretion, provide such quarterly compliance certifications to the Board. The Sub-Advisor agrees to correct any such failure promptly and to take any action that the Board and/or the Advisor may reasonably request in connection with any such compliance failure. The Sub-Advisor may also provide the officers of the Trust, upon request, with information that may assist the Advisor with the provision of certifications of the Fund's financial statements by the Fund's officers and disclosure controls procedures adopted pursuant to the Sarbanes-Oxley Act. For avoidance of doubt, it is the Fund's sole responsibility to ensure compliance with the Sarbanes-Oxley Act and to provide the certifications necessary pursuant to same.

                  (v) The Sub-Advisor will promptly notify the Trust in the event (a) the Sub-Advisor is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board, or body, involving the affairs of the Fund (excluding class action suits in which a Fund is a member of the plaintiff class by reason of the Fund's ownership of shares in the defendant) or compliance by the Sub-Advisor with the federal or state securities laws of the United States or (b) the controlling stockholder of the Sub-Advisor changes or an actual change in control resulting in an "assignment" (as defined in the 1940 Act) has occurred or is otherwise proposed to occur.

                  (vii) The Sub-Advisor shall maintain separate books and detailed records of all matters pertaining to the Fund Assets sub-advised by the Sub-Advisor that are required by Rule 31a-1 under the 1940 Act (other than those records being maintained by the Advisor, custodian or transfer agent appointed by the Fund) relating to its responsibilities provided hereunder with respect to the Fund Assets, and shall preserve such records for the periods and in a manner prescribed therefore by Rule 31a-2 under the 1940 Act ("Fund Books and Records" ). The Fund Books and Records shall be available to the Advisor and the Board at any time upon request and shall be delivered to the Trust upon the termination of this Agreement and shall be available for prompt transmission to the Trust or the Advisor during any day the Fund is open for business.


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

            f. The Sub-Advisor shall provide support to the Advisor with respect to the marketing of the Fund, including but not limited to: (i) permission to use the Sub-Advisor's name as provided in Section 5, (ii) permission to use the past performance and investment history of the Sub-Advisor with respect to a composite of other funds or account managed by the Sub-Advisor that are comparable, in investment objective and composition, to the Fund Assets, provided that the Sub-Advisor is provided a reasonable opportunity to review, comment on and approve the content and format of such prior performance presentation, (iii) access to the individual(s) responsible for day-to-day management of the Fund Assets for marketing conferences, teleconferences and other activities involving the promotion of the Fund, subject to the reasonable request of the Advisor, and in any event no more than twice a year and upon at least 30 days prior written notice, unless otherwise agreed to by the parties (iv) permission to use biographical and historical data of the Sub-Advisor and individual Advisor(s), provided that the Sub-Advisor is provided a reasonable opportunity to review, comment on and approve the content and format of such information, and (v) permission to use the names of those clients pre-approved by the Sub-Advisor to which the Sub-Advisor provides investment management services, subject to receipt of the consent of such clients to the use of their names.

            g. The Sub-Advisor shall, in the name of the Fund, place orders for the execution of all portfolio transactions in accordance with the policies with respect thereto set forth in the Trust's Registration Statement under the 1940 Act and the 1933 Act, as such Registration Statement may be in effect from time to time, and subject to any other written instructions of the Board and/or the Advisor. Subject to those limitations, the Sub-Advisor is hereby provided with authority to act in regard to the investment, reinvestment and portfolio management of the Fund Assets, including, but not limited to (i) the authority to place orders for the execution of such securities transactions with or through such brokers, dealers or issuers as the Sub-Advisor may reasonably select; and (ii) the authority to execute and enter into brokerage contracts, and other trading agreements on behalf of the Fund Assets and perform such functions as it considers reasonable, necessary or convenient in order to carry out the purposes of this Agreement; provided that, the Sub-Adviser's actions in executing such documents shall comply with federal regulations, all other federal laws applicable to registered investment advisers and the Sub-Advisor's duties and obligations under this Agreement and the Funds' governing documents. Notwithstanding anything to the contrary in this Agreement, and subject to sub-paragraph f. below, except as otherwise specified by written notice from the Advisor or the Board to the Sub-Advisor, the Sub-Advisor may place orders for the execution of transactions hereunder with or through any broker, dealer, futures commission merchant, bank or any other agent or counterparty that the Sub-Advisor may select in its own discretion.

            h. When placing orders with brokers and dealers, the Sub-Advisor's primary objective shall be to obtain the most favorable overall terms available for portfolio transactions for Fund Assets. In assessing the most favorable overall terms available for any transaction, the Sub-Advisor shall consider all factors that it deems relevant, including but not limited to the ability to effect prompt and reliable executions at favorable prices (including the applicable dealer spread or commission, if any), the operational efficiency with which transactions are effected (taking into account the size of order and difficulty of execution, the financial strength, integrity and stability of the broker), the Fund's risk in positioning a block of securities, the quality, comprehensiveness and frequency of available research services considered to be of value, the breadth in the market for the security, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In addition, in placing such orders the Sub-Advisor may consider a number of additional factors, including, without limitation, the overall direct net economic result to the Fund (including commissions, which may not be the lowest available but ordinarily should not be higher than the generally prevailing competitive range), and the availability of the broker or dealer to stand ready to execute possibly difficult transactions in the future. Consistent with the Conduct Rules of the Financial Industry Regulatory Authority ("FINRA"), and subject to seeking the most favorable terms for portfolio transactions and compliance with Rule 12b-1(h) under the 1940 Act, the Sub-Advisor may select brokers and dealers to execute portfolio transactions of the Fund that promote or sell shares of the Fund. The Sub-Advisor is specifically authorized, to the extent authorized by law (including, without limitation, Section 28(e) of the 1934 Act, to pay a broker or dealer who provides research services to the Sub-Advisor an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker or dealer would have charged for effecting such transaction, in recognition of such additional research services rendered by the broker or dealer, but only if the Sub-Advisor determines in good faith that the excess commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of the particular transaction or the Sub-Advisor's overall responsibilities with respect to discretionary accounts that it manages, and that the Fund derives or will derive a reasonable benefit from such research services. The Sub-Advisor will present a written report to the Board, at least quarterly, indicating total brokerage expenses, actual or imputed, as well as the services obtained in consideration for such brokerage expenses, broken down by broker-dealer and containing such information as the Board may reasonably request.


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

            i. The Sub-Adviser shall maintain errors and omissions insurance coverage in an appropriate amount and shall provide prior written notice to the Trust (i) of any material changes in its insurance policies or insurance coverage; or (ii) if any material claims will be made on its insurance policies. Furthermore, the Sub-Advisor shall, upon reasonable request, provide the Trust with any information it may reasonably request concerning the amount of or scope of such insurance.

            j. In the event of any reorganization or other change in the Sub-Advisor, its investment principals, supervisors or members of its investment (or comparable) committee, the Sub-Advisor shall give the Advisor written notice of such reorganization or change within a reasonable time (but not later than 30 days) after such reorganization or change. It shall be the responsibility of the Advisor to promptly inform the Board of such reorganization or change in the Sub-Advisor, its investment principals, supervisors or members of its investment (or comparable) committee.

            k. The Sub-Advisor will bear its expenses of providing services to the Fund pursuant to this Agreement, including the compensation and expenses of: (1) the executive, supervisory and clerical personnel necessary to perform its obligations under this Agreement, as well as related overhead, travel, preparation of Board materials relating to the Sub-Advisor's management of the Fund, review of marketing materials and marketing support; and (2) officers and executive employees of the Trust (including the Trust's share of payroll taxes, if any) who are principals, members, officers, or employees of the Sub-Adviser.

            l. Except to the extent expressly assumed by the Sub-Advisor or required under applicable laws, rules or regulations to be paid, assumed or reimbursed by the Sub-Advisor, the Sub-Advisor shall have no duty to pay any ordinary or extraordinary operating expenses incurred in the organization and operation of the Fund.

                  (1) For this purpose, ordinary operating expenses include, but are not limited to, brokerage commissions and other transaction charges; taxes; legal, auditing, printing and governmental fees; litigation and investigation expenses; the costs of maintaining the Fund's financial books and records; the cost of calculating the Fund's net asset value; the costs of insurance relating to fidelity and directors and officers errors and omissions coverage for the Trust's Trustees, officers and employees; telephone, telex, facsimile, postage and other communications expenses; fees and expenses of service providers of the Trust (other than any Sub-Advisor); expenses of issue, sale, redemption and repurchase of shares of the Fund; expenses of registering and qualifying shares of the Fund for sale; expenses relating to Board and shareholder meetings (other than meetings relating to matters that are determined to primarily benefit the Sub-Advisor); the cost of preparing and distributing reports and notices to shareholders; the costs of notices about and payment of dividends to shareholders; payments for portfolio pricing or valuation services to pricing agents; the compensation and all expenses of Trustees, officers and employees of the Trust who are not interested persons of the Sub-Advisor; and interest payments and other fees or charges associated with any credit facilities established by or on behalf of the Fund.

                  (2) For this purpose, extraordinary expenses of the Fund include, but are not limited to taxes, transaction expenses and expenses of or relating to litigation, investigation and indemnification that are not otherwise considered to be ordinary operating expenses of the Fund.


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

      3. COMPENSATION OF THE SUB-ADVISOR.

            a. As compensation for the services to be rendered and duties and responsibilities undertaken hereunder by the Sub-Advisor, the Advisor will pay to the Sub-Advisor a monthly fee equal on an annual basis to ____________________ without regard to any total expense limitation of the Trust or the Advisor. Such fee shall be computed and accrued daily. If the Sub-Advisor serves in such capacity for less than the whole of any period specified in this Section 3 a., the compensation to the Sub-Advisor shall be prorated. For purposes of calculating the Sub-Advisor's fee, the daily value of the Fund Assets shall be computed by the same method as the Trust uses to compute the net asset value of the Fund for purposes of purchases and redemptions of shares thereof.

            b. Except as may otherwise be prohibited by law or regulation, the Sub-Advisor may, in its discretion and from time to time, waive all or a part of its fees hereunder.

      4. ACTIVITIES OF THE SUB-ADVISOR. The Sub-Advisor will report to the Board (at regular quarterly meetings and at such other times as the Board reasonably shall request), subject to the limitation on personal attendance at such meetings set forth in Section 2 c. hereof, (a) the financial condition and prospects of the Sub-Advisor, (b) the nature and amount of transactions affecting the Fund Assets that involve the Sub-Advisor and affiliates of the Sub-Advisor (where applicable), (c) information regarding any potential conflicts of interest arising by reason of its continuing provision of advisory services to the Advisor (with respect to the Fund Assets) and to its other accounts, and (d) such other information as the Board shall reasonably request regarding the Fund, the performance of the Fund Assets, the services provided by the Sub-Advisor and affiliates of the Sub-Advisor (where applicable) to the Advisor (with respect to the Fund Assets) as compared to its other accounts and the plans of, and the capability of, the Sub-Advisor with respect to providing future services to the Advisor (with respect to the Fund Assets) and its other accounts. The Sub-Advisor agrees to submit to the Trust a statement defining its policies with respect to the allocation of business among the Fund Assets and its other clients.

The Sub-Advisor has supplied to the Advisor and the Trust copies of its Form ADV with all exhibits and attachments thereto (including the Sub-Advisor's statement of financial condition) and will hereafter supply to the Advisor, promptly upon the preparation thereof, copies of all amendments or restatements of such document.

      5. USE OF NAMES. Neither the Advisor nor the Trust shall use the name of the Sub-Advisor in any Registration Statement, sales literature or other material relating to the Advisor or the Trust in any manner not approved in advance in writing by the Sub-Advisor; provided, however, that the Sub-Advisor will approve all uses of its name which merely refer in accurate terms to its appointment hereunder or which are required by the SEC or a state securities commission; and provided further, that in no event shall such approval be unreasonably withheld. The Sub-Advisor shall not use the name of the Advisor or the Trust in any material relating to the Sub-Advisor in any manner not approved in advance in writing by the Advisor or the Trust, as the case may be; provided, however, that the Advisor and the Trust shall each approve all uses of their respective names which merely refer in accurate terms to the appointment of the Sub-Advisor hereunder or which are required by the SEC or a state securities commission; and, provided further, that in no event shall such approval be unreasonably withheld.


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

      6. LIABILITY OF THE ADVISOR AND SUB-ADVISOR.

            a. The Advisor agrees to indemnify and hold harmless the Sub-Advisor , any affiliated person of the Sub-Advisor, and each person, if any, who, within the meaning of Section 15 of the 1933 Act controls ("controlling person") the Sub-Advisor (all of such persons being referred to as "Sub-Advisor Indemnified Persons") against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which a Sub-Advisor Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, the Code, under any other statute, at common law or otherwise, arising out of the Advisor's responsibilities to the Fund, which: (i) may be based upon any willful misfeasance, bad faith or gross negligence in the performance of the Advisor's duties or reckless disregard of the Advisor's obligations and duties under this Agreement, or by any of its employees or representatives or any affiliate of or any person acting on behalf of the Advisor, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact supplied by, or which is the responsibility of, the Advisor and contained in the Registration Statement covering shares of the Fund, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact known or which should have been known to the Advisor and was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Advisor, the Fund or to any affiliated person of the Advisor by a Sub-Advisor Indemnified Person; provided, however, that in no case shall the indemnity in favor of the Sub-Advisor Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of obligations and duties under this Agreement.

            b. Notwithstanding Section 7 of this Agreement, the Sub-Advisor agrees to indemnify and hold harmless the Advisor, any affiliated person of the Advisor, and each person, if any, who, within the meaning of
      Section 15 of the 1933 Act, controls ("controlling person") the Advisor (all of such persons being referred to as "Advisor Indemnified Persons") against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which an Advisor Indemnified Person may become subject under the 1933 Act, 1940 Act, the Advisers Act, the Code, under any other statute, at common law or otherwise, arising out of the Sub-Advisor's responsibilities as Sub-Advisor of the Fund Assets, which: (i) may be based upon any willful misfeasance, bad faith or gross negligence in the performance of the Sub-Advisor's duties, or by reason of reckless disregard of the Sub-Advisor's obligations and duties under this Agreement, or by any of its employees or representatives, or any affiliate of or any person acting on behalf of the Sub-Advisor; (ii) may be based upon a failure to comply with Section 2, Paragraph (a) of this Agreement; or (iii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement covering the shares of the Fund, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact known or which should have been known to the Sub-Advisor and was required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished to the Advisor, the Fund or any affiliated person of the Advisor or Fund by the Sub-Advisor or any affiliated person of the Sub-Advisor; provided, however, that in no case shall the indemnity in favor of a Advisor Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.


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

            c. The Advisor shall not be liable under Section 6.a. with respect to any claim made against a Sub-Advisor Indemnified Person unless such Sub-Advisor Indemnified Person shall have notified the Advisor in writing within a reasonable time after the summons, notice or other first legal process or notice giving information of the nature of the claim shall have been served upon such Sub-Advisor Indemnified Person (or after such Sub-Advisor Indemnified Person shall have received notice of such service on any designated agent). But failure to notify the Advisor of any such claim shall not relieve the Advisor from any liability that it may have to the Sub-Advisor Indemnified Person against whom such action is brought otherwise than on account of Section 6.a. In case any such action is brought against the Sub-Advisor Indemnified Person, the Advisor will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Sub-Advisor Indemnified Person, to assume the defense thereof, with counsel satisfactory to the Sub-Advisor Indemnified Person. If the Advisor assumes the defense of any such action and the selection of counsel by the Advisor to represent both the Advisor and the Sub-Advisor Indemnified Person would result in a conflict of interest and, therefore, would not, in the reasonable judgment of the Sub-Advisor Indemnified Person, adequately represent the interests of the Sub-Advisor Indemnified Person, the Advisor will, at its own expense, assume the defense with counsel to the Advisor and, also at its own expense, with separate counsel to the Sub-Advisor Indemnified Person, which counsel shall be satisfactory to the Advisor and to the Sub-Advisor Indemnified Person. The Sub-Advisor Indemnified Person shall bear the fees and expenses of any additional counsel retained by it, and the Advisor shall not be liable to the Sub-Advisor Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Sub-Advisor Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation. The Advisor shall not have the right to compromise on or settle the litigation without the prior written consent of the Sub-Advisor Indemnified Person if the compromise or settlement results, or may result, in a finding of wrongdoing on the part of the Sub-Advisor Indemnified Person.

            d. The Sub-Advisor shall not be liable under Section 6.b. with respect to any claim made against an Advisor Indemnified Person unless such Advisor Indemnified Person shall have notified the Sub-Advisor in writing within a reasonable time after the summons, notice or other first legal process or notice giving information of the nature of the claim shall have been served upon such Advisor Indemnified Person (or after such Advisor Indemnified Person shall have received notice of such service on any designated agent). But failure to notify the Sub-Advisor of any such claim shall not relieve the Sub-Advisor from any liability that it may have to the Advisor Indemnified Person against whom such action is brought otherwise than on account of Section 6.b. In case any such action is brought against the Advisor Indemnified Person, the Sub-Advisor will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Advisor Indemnified Person, to assume the defense thereof, with counsel satisfactory to the Advisor Indemnified Person. If the Sub-Advisor assumes the defense of any such action and the selection of counsel by the Sub-Advisor to represent both the Sub-Advisor and the Advisor Indemnified Person would result in a conflict of interest and, therefore, would not, in the reasonable judgment of the Advisor Indemnified Person, adequately represent the interests of the Advisor Indemnified Person, the Sub-Advisor will, at its own expense, assume the defense with counsel to the Sub-Advisor and, also at its own expense, with separate counsel to the Advisor Indemnified Person, which counsel shall be satisfactory to the Sub-Advisor and to the Advisor Indemnified Person. The Advisor Indemnified Person shall bear the fees and expenses of any additional counsel retained by it, and the Sub-Advisor shall not be liable to the Advisor Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Advisor Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation. The Sub-Advisor shall not have the right to compromise on or settle the litigation without the prior written consent of the Advisor Indemnified Person if the compromise or settlement results, or may result, in a finding of wrongdoing on the part of the Advisor Indemnified Person.

      7. STANDARD OF CARE AND LIMITATION ON LIABILITY. The Sub-Advisor shall exercise its reasonable best judgment in rendering the services provided by it under this Agreement. The Sub-Advisor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Advisor, the Fund or the shareholders of the Fund in connection with the matters to which this Agreement relates. Under no circumstances shall any party hereto be liable to another for special, punitive or consequential damages, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages. Notwithstanding any other provision in this Agreement, except as may otherwise be required by the 1940 Act or the rules thereunder or other applicable law, the Advisor agrees that the Sub-Advisor and any affiliated person of the Sub-Advisor shall not be liable for, or subject to damages, expenses or losses to the Advisor, the Fund or the Fund's shareholders in connection with any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of the Sub-Advisor's breach of this Agreement or its willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the Sub-Adviser's reckless disregard of its obligations and duties under this Agreement.

      8. LIMITATION OF TRUST'S LIABILITY. The Sub-Advisor acknowledges that it has received notice of and accepts the limitations upon the Trust's liability set forth in its Declaration of Trust. The Sub-Advisor agrees that (i) the Trust's obligations to the Sub-Advisor under this Agreement (or indirectly under the Advisory Agreement) shall be limited in any event to the Fund Assets and applicable D&O/E&O insurance coverage obtained by the Trust on behalf of the Fund and (ii) the Sub-Advisor shall not seek satisfaction of any such obligation from the holders of shares of the Fund, other than the Advisor, nor from any Trustee, officer, employee or agent of the Trust.

      9. FORCE MAJEURE. Notwithstanding any other provision of this Agreement, the Sub-Advisor shall not be liable for any loss to the Advisor or the Fund caused directly or indirectly by circumstances beyond the Sub-Advisor's reasonable control including, but not limited to, government restrictions, exchange or market rulings, suspensions of trading, acts of civil or military authority, national emergencies, earthquakes, floods or other catastrophes, acts of God, wars or failures of communication or power supply, provided that: (a) the Sub-Advisor has implemented and maintains a business continuity plan that is deemed to be reasonable and appropriate by the Board, (b) the business continuity plan complies with applicable laws, rules and regulations, and (c) the Sub-Adviser takes all commercially reasonable steps to mitigate losses of the Fund and the Adviser. In the event of equipment breakdowns beyond its control, the Sub-Advisor shall take all reasonable steps to minimize service interruptions but shall have no liability with respect thereto.

      10. RENEWAL, TERMINATION AND AMENDMENT.

            a. This Agreement shall continue in effect, unless sooner terminated as hereinafter provided, until October 1, 2011; and it shall continue thereafter provided that such continuance is specifically approved by the parties and, in addition, at least annually by (i) the vote of the holders of a majority of the outstanding voting securities (as herein defined) of the Fund or by vote of a majority of the Trust's Board and (ii) by the vote of a majority of the Board who are not parties to this Agreement or interested persons of either the Advisor or the Sub-Advisor, cast in person at a meeting called for the purpose of voting on such approval.

            b. This Agreement may be terminated at any time, without payment of any penalty, (i) by the Advisor upon not more than sixty (60) days' nor less than thirty (30) days' written notice delivered or mailed by registered mail, postage prepaid, to the Sub-Advisor; (ii) by the Sub-Advisor upon not less than sixty (60) days' written notice delivered or mailed by registered mail, postage prepaid, to the Advisor; or (iii) by the Trust upon either (y) the majority vote of its Board or (z) the affirmative vote of a majority of the outstanding voting securities of the Fund. This Agreement shall terminate automatically in the event of its assignment.

            c. This Agreement may be amended at any time by the parties hereto, subject to approval by the Trust's Board and, if required by applicable SEC rules and regulations, a vote of the majority of the outstanding voting securities of the Fund affected by such change.

            d. The terms "assignment," "interested persons" and "majority of the outstanding voting securities" shall have the meaning set forth for such terms in the 1940 Act.

      11. SEVERABILITY. If any provision of this Agreement shall become or shall be found to be invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

      12. NOTICE. Any notices under this Agreement shall be in writing addressed and delivered personally (or by telecopy) or mailed postage-paid, to the other party at such address as such other party may designate in accordance with this paragraph for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Trust and that of the Advisor for this purpose shall be 303 Broadway, Suite 1100, Cincinnati, Ohio 45202 and that the address of the Sub-Advisor shall be 66 Wellington St. W., 33rd Floor, Toronto, Ontario, M5K 1E9.

      13 CONFIDENTIAL INFORMATION. Each party agrees that it will treat confidentially all information provided by the other party regarding such other party's business and operations, including without limitation the investment activities or holdings of the Fund. All confidential information provided by a party hereto shall not be disclosed to any unaffiliated third party without the prior consent of the providing party. The foregoing shall not apply to any information that is public when provided or thereafter becomes public through no wrongful act of the recipient or which is required to be disclosed by any regulatory authority in the lawful and appropriate exercise of its jurisdiction over a party, by any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable laws, rules or regulations. The Sub-Advisor retains all rights in and to any proprietary investment models, strategies and approaches used by or on behalf of the Fund and any proprietary models, strategies or approaches based upon or derived from them.

      14. MISCELLANEOUS. Each party agrees to perform such further actions and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Ohio and the Sub-Advisor consents to the jurisdiction of courts, both state or federal, in Ohio, with respect to any dispute under this Agreement. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned, thereunto duly authorized, all as of the day and year first above written.

                                     TOUCHSTONE ADVISORS, INC.
Attest:

                                     BY /s/ Jill T. McGruder
-------------------------------         -------------------------------
                                        Jill T. McGruder
Name:                                   Chief Executive Officer
     --------------------------

Title:
      -------------------------

                                     AGF INVESTMENTS AMERICA INC.
Attest:

                                     BY
-------------------------------         -------------------------------

Name:                                Name:
     --------------------------           -----------------------------

Title:                               Title:
      -------------------------            ----------------------------


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